UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

ACREAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308

NEW YORK, NEW YORK, 10163, UNITED STATES

(Address of principal executive offices, including zip code)

(646) 600-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares Class D subordinate voting shares	ACRHF ACRDF	OTC Markets Group Inc. OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Standby Equity Distribution Agreement (SEDA)

On May 29, 2020, Acreage Holdings Inc. (the “Company” or “we”) entered into the Standby Equity Distribution Agreement (the “SEDA”) with SAFMB Concord LP (“SAFMB” or the “Institutional Investor”). pursuant to which we may, in our discretion, periodically sell to the Institutional Investor, and pursuant to which the Institutional Investor may, at its discretion, require us to sell to it, up to $35.0 million of our Class E subordinate voting shares (each, a “Fixed Share”) and up to $15.0 million of our Class D subordinate voting shares (each, a “Floating Share”). For each Fixed Share or Floating Share purchased under the SEDA, the Institutional Investor will pay us the greater of (i) 95% of the lowest daily volume weighted average price of the Fixed Shares or Floating Shares on the Canadian Securities Exchange or other principal market on which the Fixed Shares or Floating Shares  are traded (the “Principal Market”) for the five consecutive trading days immediately following the date we or the Institutional Investor delivers notice requiring the Institutional Investor to purchase or us to sell the Fixed Shares or Floating Shares under the SEDA; or (ii) the lowest price allowable under the rules of the Principal Market.

The Institutional Investor’s obligation to purchase, and our obligation to sell, Fixed Shares and Floating Shares under the SEDA is subject to certain conditions, including obtaining requisite relief from applicable Canadian securities regulators in respect of transactions of this nature, us filing and maintaining the effectiveness of a registration statement, and a supplement to our Canadian shelf prospectus, qualifying the issue of the commitment shares described below and up to an aggregate of $35.0 million of Fixed Shares and $15.0 million of Floating Shares sold under the SEDA, and is limited to $500,000 per advance.

On each of September 28, 2020 and January 25, 2021, we entered into letter agreements (the “Letter Agreements”) with the Institutional Investor extending the termination deadline of the SEDA to the earliest of November 30, 2020 and June 30, 2021, respectively, and the date that we have obtained both a receipt from the Ontario Securities Commission for a short-form final base shelf prospectus and a declaration from the United States Securities and Exchange Commission that its registration statement is effective, in each case qualifying an At-The-Market equity offering program.

The Letter Agreements are attached hereto as Exhibits 109.1 and 10.2 and are incorporated by reference into this Item 1.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Letter Agreement by and among the Company and SAFMB dated September 28, 2020.

10.2	Letter Agreement by and among the Company and SAFMB dated January 25, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: January 28, 2021	/s/ Glen Leibowitz
Glen Leibowitz
Chief Financial Officer